Exhibit 10.10

SQUARESPACE, INC.

AMENDED 2008 EQUITY INCENTIVE PLAN

1.            PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and its Affiliates, by offering them an opportunity to participate in the Company’s future performance through awards of Options and Restricted Stock. Capitalized terms not defined in the text are defined in Section  26 hereof.

2.	SHARES SUBJECT TO THE PLAN.

2.1            Number of Shares Available. Subject to Sections 2.2 and 17 hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 22,178,000 Shares. The Shares issued under the Plan may, as determined by the Committee in its sole discretion from time to time, be authorized but unissued Shares, reacquired Shares or both. Subject to Sections 2.2 and 17 hereof, Shares subject to Awards previously granted will again be available for grant and issuance in connection with future Awards under this Plan to the extent: (i) an Option is terminated, in whole or in part, for any reason other than due to exercise of such Option; (ii) Shares subject to such Award are forfeited or repurchased by the Company; or (iii) an Award otherwise terminates without Shares being issued. At all times the Company will reserve and keep available a sufficient number of Shares as will be required to satisfy the requirements of all Awards granted and outstanding under this Plan.

2.2            Adjustment of Shares. In the event that the Company effects any stock dividend, recapitalization, stock split, reverse stock split, subdivision, spin-off, combination or reclassification of the Common Stock or similar change in the capital structure of the Company without material consideration, then (i) the number of Shares (or the type of securities) reserved for grant or issuance under this Plan and (ii) the terms and conditions of any outstanding Awards will be proportionately or otherwise equitably adjusted as the Board shall determine in its absolute discretion; provided that any such adjustment shall be subject to compliance with all applicable federal, state or foreign laws; and provided, further, that the Exercise Price of any Option may not be decreased to below the par value of the Shares.

2.3            Fractional Shares. No fractional share shall be issued under this Plan and the person exercising any Award shall receive from the Company cash in lieu of any such fractional share equal to the Fair Market Value thereof.

3.            ELIGIBILITY. ISOs (as defined in Section  5 hereof) may be granted only to employees (including officers and directors who are also employees) of the Company or of any Affiliate. The term “employees” means those individuals classified by the Company or an Affiliate as a common law employee, whether or not such classification is ultimately determined to be correct as a matter of law. NQSOs (as defined in Section  5 hereof) and Restricted Stock Awards may be granted to employees, officers, directors and consultants of the Company or any Affiliate; provided that such consultants render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. A person may be granted more than one Award under this Plan.

4.	ADMINISTRATION.

4.1            Committee Authority. This Plan will be administered by the Committee or the Board if no Committee is created by the Board. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

(a)	construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b)	prescribe, amend and rescind rules and regulations relating to this Plan;

(c)	approve persons to receive Awards;

(d)	determine the form and terms of Awards;

(e)	determine the number of Shares or other consideration subject to Awards;

(f)	determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or awards under any other incentive or compensation plan of the Company or any Affiliate;

(g)	grant waivers of any conditions of this Plan or any Award;

(h)	determine the terms of vesting, exercisability and payment of Awards;

(i)	accelerating the vesting of outstanding Awards, whether in connection with a Corporate Transaction or otherwise;

(j)	correct any defect, supply any omission, or reconcile any inconsistency in this Plan, any Award, any Award Agreement, any Exercise Agreement or any Restricted Stock Purchase Agreement;

(k)	determine whether an Award has been earned;

(l)	make all other determinations necessary or advisable for the administration of this Plan; and

(m)	extend the vesting period beyond a Participant’s Termination Date.

4.2            Committee Discretion. Unless in contravention of any express terms of this Plan or an Award, any determination made by the Committee (or its delegate) with respect to any Award will be made in its sole discretion either (i) at the time of grant of the Award, or (ii) subject to Section  5.10 hereof, at any later time. Any such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may adopt a resolution delegating to one or more officers of the Company the authority to do either or both of the following: (1) approve officers or employees of the Company or its subsidiaries to receive Awards and (2) designate the number of Shares subject to such Awards; provided, however, the Committee resolution must specify the maximum number of Shares subject to such Awards and prohibit any authorized officer from approving himself or herself for an Award. In the event the Shares of the Company become publicly traded, the Board or Committee shall appoint a sub-Committee that complies with and that will approve all grants to Participants subject to any applicable requirements of Section 16 of the Exchange Act and Section 162(m) of the Code and the applicable regulations thereunder.

4.3            Participation in Foreign Countries. The Committee may, in its sole discretion, grant Awards under the Plan with such additional or different terms or adopt any subplans necessary or desirable to comply with the provisions of any applicable laws of a foreign country in which the Company or its Affiliates operate or where eligible persons reside or provide services in order to preserve the benefits and meet the objectives of the Plan.

4.4            Indemnification of Board and Committee. No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation. This obligation shall survive any termination of this Plan.

5.	OPTIONS. The Committee may grant Options to eligible persons described in Section 3 hereof and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option which the Committee deems appropriate, subject to the following:

5.1            Form of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO (“Stock Option Agreement”), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will, in any event, comply with and be subject to the terms and conditions of this Plan.

5.2            Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless a later date is otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3            Exercise Period. Unless otherwise stated in the Stock Option Agreement, only vested options shall be exercisable; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Affiliate (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines. Unless otherwise provided in the Stock Option Agreement, a partial exercise of an Option shall not affect a Participants rights to otherwise exercise the Option with respect to any remaining Shares subject to the Option.

5.4            Exercise Price. The Exercise Price of any Option will be determined by the Committee when the Option is granted; provided that (i) the Exercise Price of an ISO will not be less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any Option granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased must be made in accordance with Section  7 hereof.

5.5            Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved by the Committee (which need not be the same for each Participant). The Exercise Agreement will state (i) the number of Shares being purchased, (ii) the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and (iii) such representations and agreements regarding Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable laws. Participant shall execute and deliver to the Company the Exercise Agreement together with payment in full of the Exercise Price, and any applicable taxes, for the number of Shares being purchased.

5.6            Termination. Subject to (i) earlier termination pursuant to the terms of the Plan and (ii) the specific provisions of a Participant’s Stock Option Agreement, exercise of an Option will always be subject to the following:

(a)      If the Participant is Terminated for any reason other than death, Disability or for Cause, then the Participant may exercise such Participant’s Options only to the extent of the whole number of vested Shares on his or her Termination Date (or such other date determined by the Committee) and such Options must be exercised by the Participant, if at all, as to all or part of the vested Shares within thirty (30) days after the Termination Date. Notwithstanding any contrary provision in the Plan or a Stock Option Agreement, no Option may be exercised after the Option’s expiration date and any Options exercised later than three (3) months after a Participant is Terminated other than for death or Disability shall be deemed to be an NQSO.

(b)     If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within thirty (30) days after a Termination other than for Cause), then such Participant’s Options may be exercised only to the extent of the whole number of vested Shares as of the Termination Date (or such other date determined by the Committee) and such Options must be exercised by the Participant (or his or her legal representative or authorized assignee), if at all, as to all or part of the vested Shares within twelve (12) months after the Termination Date. Notwithstanding any contrary provision in the Plan or a Stock Option Agreement, no Option may be exercised after the Option’s expiration date and if a Participant is Terminated because of Disability, any Option exercised later than twelve (12) months after the Participant’s Termination Date shall be deemed to be an NQSO.

(c)      If the Participant is Terminated for Cause, then Participant’s Options shall expire on such Participant’s Termination Date, or at such later time and on such conditions as are determined by the Committee.

5.7            Limitations on Exercise. Unless otherwise stated in the Stock Option Agreement, the minimum number of Shares that may be purchased on any exercise of an Option shall be twenty (20) Shares, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8            Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Affiliate) will not exceed One Hundred Thousand Dollars ($100,000). If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds One Hundred Thousand Dollars ($100,000), then the Options for the first One Hundred Thousand Dollars ($100,000) worth of Shares to become exercisable in such calendar year will be ISOs and the Options for the amount in excess of One Hundred Thousand Dollars ($100,000) that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date (as defined in Section  22 hereof) to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9            Notice of Disqualifying Disposition of ISO Shares. If an Option is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the date of grant, and (ii) the date one (1) year after transfer of such Shares to Participant upon exercise of the Option, Participant shall immediately notify the Company in writing of such disposition. Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant from the early disposition by payment in cash or out of the current wages or other compensation payable to Participant.

5.10          Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted, provided, however, that the Committee may modify any Option if such modification without the written consent of the Participant if such modification is required to make Section 409A of the Code inapplicable to such Option or, if Section 409A of the Code is applicable to such Option, to make such Option comply with the provisions of Section 409A of the Code. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section  5.4 hereof as if the Options had been granted on the date the action is taken to reduce the Exercise Price; provided, further, that the Exercise Price will not be reduced below the par value of the Shares, if any.

5.11          Vesting Period of Option. Unless otherwise stated in the Stock Option Agreement and provided the Participant continues to provide services to the Company or to any Affiliate on the applicable vesting date, the Shares issuable upon exercise of any Option will become vested as follows: 25% of the Shares subject to the Option will vest on the first anniversary of the date of grant as stated in the Stock Option Agreement (the “First Vesting Date”) and thereafter at the end of each full succeeding quarter after the First Vesting Date an additional 6.25% of such Shares will become vested until the Shares are vested with respect to one hundred percent (100%) of the Shares. If, at any time, application of any vesting percentage or formula results in a fractional share, such share shall be rounded down to the nearest whole share; provided that at the end of the last month in any vesting period the Option shall become vested for the full remainder of the Shares.

6.             RESTRICTED STOCK. A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to certain specified restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the Purchase Price, the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

6.1            Form of Restricted Stock Award. All purchases under a Restricted Stock Award made pursuant to this Plan will be evidenced by an Award Agreement (“Restricted Stock Purchase Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The Restricted Stock Award will be accepted by the Participant’s execution and delivery of the Restricted Stock Purchase Agreement and full payment for the Shares to the Company within thirty (30) days from the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment for the Shares to the Company within such thirty (30) days, then the offer will terminate, unless otherwise determined by the Committee.

6.2            Purchase Price. The Purchase Price of Shares sold pursuant to a Restricted Stock Award will be determined by the Committee on the date the Restricted Stock Award is granted or at the time the purchase is consummated. Payment of the Purchase Price must be made in accordance with Section  7 hereof.

6.3            Restrictions. Restricted Stock Awards may be subject to the restrictions set forth in Section  11 hereof.

7.             PAYMENT FOR SHARE PURCHASES. Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

7.1	by cancellation of indebtedness of the Company owed to the Participant;

7.2            by surrender of shares that: (i) either (A) have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or (B) were obtained by Participant in the public market and (ii) are clear of all liens, claims, encumbrances or security interests;

7.3            by waiver of compensation due or accrued to the Participant from the Company or in consideration of past or future services rendered (provided, that the par value of the Shares is paid in a form of consideration permitted under this Section  7 other than future services to be rendered);

7.4            with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:

(a)     through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased sufficient to pay the total Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to the Company; or

(b)     through a “margin” commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the total Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to the Company; or

7.5            by any other form of legal consideration acceptable by the Committee; provided, however, payment of the Shares’ par value shall not be made by deferred payment.

8.	WITHHOLDING TAXES.

8.1            Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state, local or foreign withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash by the Company, such payment will be net of an amount sufficient to satisfy federal, state, local or foreign withholding tax requirements.

8.2            Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that minimum number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined; but in no event will the Company withhold Shares if such withholding would result in adverse accounting consequences to the Company. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee for such elections and be in writing in a form acceptable to the Committee.

9.             PRIVILEGES OF STOCK OWNERSHIP. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same terms, conditions and restrictions as the Shares with respect to which the dividend or distribution is made.

10.           TRANSFERABILITY. Awards granted under this Plan, and any interest therein, will not be transferable or assignable by a Participant other than (a) by will or by the laws of descent and distribution, or (b) with respect to NQSOs or Restricted Stock, and solely in the discretion of the Committee, (i) by instrument to an inter vivos or testamentary trust in which the Options are to be passed to beneficiaries upon the death of the trustor (settlor) or (ii) by gift to “family members” as that term is defined in Rule 701 under the Securities Act, including any trust or entity wherein family members and the Participant own or control more than 50% of beneficial interests or voting power or a foundation in which such persons control the management of more than 50% of the assets, and no Award may be made subject to execution, attachment or similar process. During the lifetime of the Participant an Award will be exercisable only by the Participant or Participant’s legal representative and any elections with respect to an Award may be made only by the Participant or Participant’s legal representative. Any transfer or assignment permitted by the Committee must comply with applicable law and conditions established by the Committee. The holder of a transferred or assigned Award under this section shall be bound by the same terms and conditions that governed the Award in the hands of the Participant; provided, however, that a transferee or assignee cannot further transfer or assign such Award except by will or the laws of descent or distribution.

11.           RIGHT OF FIRST REFUSAL. Unless otherwise stated in the Award Agreement or the Exercise Agreement, the Company reserves to itself and/or its assignee(s) a right of first refusal to purchase all Shares that a Participant (or a subsequent transferee or assignee) may propose to transfer to a third party (the “Right of First Refusal”), provided that such Right of First Refusal terminates upon the Company’s initial public offering of the Company’s Common Stock pursuant to an effective registration statement filed under the Securities Act. The procedures for the exercise of the Right of First Refusal shall be set forth in the Exercise Agreement. In addition, the Company reserves the right to condition the issuance of any Shares issuable pursuant to any Award on the execution and delivery by the Participant of the Company’s then applicable Right of First Refusal and Co-Sale Agreement (or similar agreement).

12.           REPURCHASE RIGHT. Unless otherwise stated in an Award Agreement, the Company reserves to itself and/or its assignee(s) a right, but not the obligation, to repurchase any and all Shares acquired by a Participant (or his or her transferee or assignee) under this Plan for a period of ninety (90) days following Termination of the Participant (the “Repurchase Right”). Except in the event the Participant is Terminated for Cause or the Shares would otherwise be forfeited or forfeitable under the Plan or the terms and conditions of any Award Agreement, the repurchase price of the Shares shall be the Fair Market Value of the Shares on the Date the Company exercises its Right of Repurchase. If the Participant is Terminated for Cause, the repurchase price of the Shares shall be the Exercise Price per Share paid by the Participant for such Shares. Closing on the sale of any Share repurchased under this Section shall, unless otherwise agreed to in writing by the parties, be held at the principal place of business of the Company thirty (30) days from the date of the last to occur of (i) the date of notice to by the Company that the Repurchase Right is being exercised or (ii) if applicable, the receipt by Company, as applicable, of the determination of the Fair Market Value of the Shares (the “Closing Date”). The Company may, in its sole discretion, pay the repurchase price, if any, required hereunder to a Terminated Participant at the end of a period of not more than twelve (12) months after the Closing Date. In any event, the Company shall have the right to apply any portion of the repurchase price payable under this Section to fully discharge any indebtedness of the Participant owed to the Company. The provisions of this Section  12 shall automatically terminate upon the Company’s initial public offering of the Company’s Common Stock pursuant to an effective registration statement filed under the Securities Act.

13.           CERTIFICATES. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

14.           EXCHANGE AND BUYOUT OF AWARDS. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time, without the consent of the respective Participants, buy from a Participant an Award previously granted with payment in cash, shares of Common Stock of the Company (including Restricted Stock) or other consideration on such terms and conditions as the Committee and the Participant may agree.

15.           CONFIDENTIALITY AND NON-COMPETITION. Notwithstanding any other provision of this Plan, any Shares (or other securities) acquired pursuant to an Award under the Plan, or the profit therefrom, shall be forfeited by a Participant upon such terms and conditions as the Company may establish in its sole discretion if the Participant engages in any conduct that violates any non-competition, confidentiality or non-solicitation provisions (i) under his employment or other agreement with the Company (or any Affiliate) or (ii) that are otherwise applicable to Participant’s employment with the Company (or any Affiliate).

16.           SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable federal, state and foreign securities and other applicable laws, rules and regulations, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (ii) compliance with any exemption, completion of any registration or other qualification of such Shares under any applicable law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the exemption, registration, qualification or listing requirements of any state or foreign securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

17.	CORPORATE TRANSACTIONS.

17.1            Assumption or Replacement of Awards by Successor or Acquiring Company. In the event of (i) a dissolution or liquidation of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor or acquiring corporation, which assumption, conversion or replacement will be binding on all Participants), (iii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder which merges with the Company in such merger, or which owns or controls another corporation which merges with the Company in such merger) cease to own their shares or other equity interests in the Company, or (iv) the sale of all or substantially all of the assets of the Company (each, a “Corporate Transaction”), unless otherwise set forth below, all unvested Awards will continue to vest over the remaining original vesting term as set forth in the Award Agreement. Upon a Corporate Transaction, all outstanding Awards may be assumed by the successor or acquiring corporation (if any), which assumption will be binding on all Participants. In the alternative, the successor or acquiring corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders of the Company (after taking into account the existing provisions of the Awards). The successor or acquiring corporation may also substitute by issuing, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions and other provisions no less favorable to the Participant than those which applied to such outstanding Shares immediately prior to such transaction described in this Section  17.1. If any Option is not exercised prior to the consummation of the Corporate Transaction, it shall automatically terminate immediately prior to the consummation of such event. As an alternative to the exercise of Awards and receipt by Participants of consideration as stockholders after exercise of such Awards, the agreement governing the Corporate Transaction may provide that such Participants shall receive cash, securities or other property equal in value to the difference between the exercise price of any Award and the value of the Shares underlying such Award, with values being determined in accordance with the terms of the Corporate Transaction, or as determined by the Committee.

17.2          Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section  17, in the event of the occurrence of any transaction described in Section  17.1 hereof, any outstanding Awards will be treated as provided in the applicable agreement or plan of reorganization, merger, consolidation, dissolution, liquidation or sale of assets.

17.3          Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (i) granting an Award under this Plan in substitution of such other company’s award or (ii) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

18.           CERTAIN REDUCTION OF PARACHUTE PAYMENTS. Any benefit, payment, accelerated vesting or other right under this Plan may constitute a “parachute payment” (as defined in Code section 280G(b)(2)(A), but without regard to Code section 280G(b)(2)(A)(ii)), with respect to a Participant and the Participant may incur a liability under Code section 4999. In that event, except as otherwise provided by the Board or in an Award Agreement, the Company shall reduce any such parachute payments, if, and only to the extent that a reduction will allow the Participant to receive a greater “net after-tax amount” than such Participant would receive absent a reduction. For purposes of this Plan, “net after-tax amount” means the amount of any parachute payments, as applicable, net of taxes imposed under Code sections 1, 3101(b) and 4999 and any State or local income taxes applicable to the Participant as in effect on the date of the first payment under this Plan or an Award Agreement. The determination of the net after-tax amount shall be calculated by applying the foregoing taxes on income of the same character as the parachute payments or capped parachute payments, as applicable, at the top marginal rates in effect for the year in which the determination is made. “Capped parachute payments” means the largest amount of parachute payments that may be paid without liability under Code section 4999.

19.            NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Affiliate or limit in any way the right of the Company or any Affiliate to terminate Participant’s employment or other relationship at any time, with or without Cause.

20.           NO RIGHTS TO FUTURE AWARDS. Participants granted Awards under this Plan will not have any right to future grants under this Plan or any other incentive plan of the Company or an Affiliate and participation in this Plan does not guarantee any future participation in this plan or any other incentive plan of the Company or and Affiliate. Awards are granted in the sole discretion of the Committee and the Committee’s decisions are final and binding on all parties.

21.           UNFUNDED PLAN. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that any be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company. Except for the Board’s reservation of a sufficient number of authorized Shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure payment of any grant under the Plan.

22.           ADOPTION AND STOCKHOLDER APPROVAL. This Plan will become effective on the date that it is adopted by the Board (the “Effective Date”). This Plan will be approved by the stockholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months before or after the Effective Date. Upon the Effective Date, the Board may grant Awards pursuant to this Plan; provided, however, that: (i) no Option may be exercised prior to initial stockholder approval of this Plan; (ii) no Option granted pursuant to an increase in the number of Shares approved by the Board shall be exercised prior to the time such increase has been approved by the stockholders of the Company; (iii) in the event that initial stockholder approval is not obtained within the time period provided herein, all Awards granted hereunder shall be canceled, any Shares issued pursuant to any Award shall be canceled and any purchase of Shares issued hereunder shall be rescinded; and (iv) Awards granted pursuant to an increase in the number of Shares approved by the Board which increase is not timely approved by stockholders shall be canceled, any Shares issued pursuant to any such Awards shall be canceled, and any purchase of Shares subject to any such Award shall be rescinded.

23.           TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the Effective Date or, if earlier, the date of stockholder approval. This Plan and all agreements hereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

24.           AMENDMENT OR TERMINATION OF PLAN. Subject to Section  5.10 hereof, the Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval under applicable law.

25.           NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and other equity awards otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

26.           DEFINITIONS. As used in this Plan, the following terms will have the following meanings:

“Affiliate” shall mean any “parent” or “subsidiary” corporation (within the meaning of Section 424 of the Code) of the Company.

“Award” means any award under this Plan, including any Option or Restricted Stock Award.

“Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award, including the Stock Option Agreement and Restricted Stock Agreement.

“Board” means the Board of Directors of the Company.

“Cause” means (i) any willful, material violation by the Participant of any law or regulation applicable to the business of the Company or any Affiliate, the Participant’s conviction for, or guilty or nolo contendere plea to, a felony or a crime involving moral turpitude, or any willful perpetration by the Participant of a common law fraud, (ii) the Participant’s commission of an act of personal dishonesty which involves personal profit in connection with the Company or any other entity having a business relationship with the Company, (iii) any material breach by the Participant of any provision of any agreement or understanding between the Company or any Affiliate and the Participant regarding the terms of the Participant’s service as an employee, officer, director or consultant to the Company or any Affiliate, including without limitation, the willful and continued failure or refusal of the Participant to perform the material duties required of such Participant as an employee, officer, director or consultant of the Company or any Affiliate, other than as a result of having a Disability, or a breach of any applicable invention assignment and confidentiality agreement or similar agreement between the Company or any Affiliate and the Participant, (iv) Participant’s disregard of the policies of the Company or any Affiliate so as to cause loss, damage or injury to the property, reputation or employees of the Company or any Affiliate, or (v) any other willful or malicious misconduct by the Participant which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or any Affiliate.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the committee created and appointed by the Board to administer this Plan, or if no committee is created and appointed, the Board.

“Company” means Squarespace, Inc., a Delaware corporation, or any successor corporation.

“Disability” shall have the meaning set forth in Section 22(e)(3) of the Code, provided, however, that if an Award is subject to the requirements of Section 409A of the Code, then the definition of disability under Section 409A(a)(2)(C) of the Code will apply to such Award.

“Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a)	if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal;

(b)	if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

(c)	if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported by The Wall Street Journal (or, if not so reported, as otherwise reported by any newspaper or other source as the Board may determine); or

(d)	if none of the foregoing is applicable, by the Committee in good faith.

“Option” means an award of an option to purchase Shares pursuant to Section  5 hereof.

“Participant” means a person who receives an Award under this Plan.

“Plan” means this 2008 Equity Incentive Plan, as amended from time to time.

“Purchase Price” means the price at which a Participant may purchase Restricted Stock.

“Restricted Stock” means Shares purchased pursuant to a Restricted Stock Award.

“Restricted Stock Award” means an award of Shares pursuant to Section  6 hereof.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock, par value $0.001 per share, reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 17 hereof, and any successor security.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director or consultant to the Company or any Affiliate. A Participant will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days (a) unless reinstatement (or, in the case of an employee with an ISO, reemployment) upon the expiration of such leave is guaranteed by contract or statute, or (b) unless provided otherwise pursuant to formal policy adopted from time to time by the Company's Board and issued and promulgated in writing. In the case of any Participant on (i) sick leave, (ii) military leave or (iii) an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the Company or an Affiliate as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Stock Option Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

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